EXHIBIT 99

                                CENCOR, INC.
                           FINANCIAL DATA SCHEDULE
                     FOR THE QUARTER ENDED MARCH 31, 1994

Cash and cash items                                                 $3,023,000
Marketable securities                                                      -0-
Notes and accounts receivable-trade                                 92,836,000
Allowances for doubtful accounts                                     4,847,000
Inventory                                                                  -0-
Total current assets                                                95,182,000
Property, plant and equipment                                        2,424,000
Accumulated depreciation                                               683,000
Total assets                                                        96,923,000
Total current liabilities                                            6,988,000
Bonds, mortgages, and similar debt                                  95,950,000
Preferred stock--no mandatory redemption                                   -0-
Preferred stock--no mandatory redemption                                   -0-
Common stock                                                         1,241,000
Other stockholders' equity                                          (7,256,000)
Total liabilities and stockholders' equity                          96,923,000
Net sales of tangible products                                             -0-
Total revenues                                                       6,493,000
Cost of tangible goods sold                                                -0-
Total costs and expenses applicable to sales and revenue             3,579,000
Other costs and expenses                                               550,000
Provision for doubtful accounts and notes                            1,179,000
Interest and amortization of debt discount                           2,585,000
Income before taxes and other items                                   (300,000)
Income tax expense                                                         -0-
Income/loss continuing operations                                     (300,000)
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
FINANCIAL DATA SCHEDULE (CONT.)                                     EXHIBIT 27
Discontinued operations                                                    -0-
Extraordinary items                                                        -0-
Cumulative effect-changes in accounting principles                         -0-
Net income or loss                                                    (300,000)
Earnings per share--primary                                             ($0.17)
Earnings per share-fully diluted                                        ($0.17)

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